WAKE FOREST FEDERAL SAVINGS & LOAN ASSOCIATION

                       1997 RECOGNITION AND RETENTION PLAN








                         ------------------------------










                          Adopted on November 21, 1996
                        Effective as of January 22, 1997

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------

 Section 1.1       General Purpose of the Plan.................................1

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

 Section 2.1       Association.................................................1
 Section 2.2       Award.......................................................1
 Section 2.3       Award Date..................................................1
 Section 2.4       Beneficiary.................................................1
 Section 2.5       Board.......................................................1
 Section 2.6       Change in Control of the Association........................2
 Section 2.7       Code........................................................3
 Section 2.8       Committee...................................................3
 Section 2.9       Disability..................................................3
 Section 2.10      Disinterested Board Member..................................3
 Section 2.11      Effective Date..............................................4
 Section 2.12      Eligible Director...........................................4
 Section 2.13      Eligible Individual.........................................4
 Section 2.14      Exchange Act................................................4
 Section 2.15      Person......................................................4
 Section 2.16      Plan........................................................4
 Section 2.17      Service.....................................................4
 Section 2.18      Share.......................................................4
 Section 2.19      Trust.......................................................4
 Section 2.20      Trust Agreement.............................................4
 Section 2.21      Trust Fund..................................................4
 Section 2.22      Trustee.....................................................4

                                   ARTICLE III
                                   -----------

                           SHARES AVAILABLE UNDER PLAN
                           ---------------------------

 Section 3.1       Shares Available Under Plan.................................5



                                       (i)

                                                                            Page
                                                                            ----


                                   ARTICLE IV
                                   ----------

                                 ADMINISTRATION
                                 --------------

 Section 4.1       Committee...................................................5
 Section 4.2       Committee Action............................................5
 Section 4.3       Committee Responsibilities..................................6


                                    ARTICLE V
                                    ---------

                                 THE TRUST FUND
                                 --------------

 Section 5.1       Contributions...............................................6
 Section 5.2       The Trust Fund..............................................6
 Section 5.3       Investments.................................................7

                                   ARTICLE VI
                                   ----------

                                     AWARDS
                                     ------

 Section 6.1       Awards to Eligible Directors................................7
 Section 6.2       To Eligible Individuals.....................................7
 Section 6.3       Awards in General...........................................7
 Section 6.4       Share Allocations...........................................8
 Section 6.5       Dividend Rights.............................................8
 Section 6.6       Voting Rights...............................................8
 Section 6.7       Tender Offers...............................................8

                                   ARTICLE VII
                                   -----------

                       VESTING AND DISTRIBUTION OF SHARES
                       ----------------------------------

 Section 7.1       Vesting of Shares Granted to Eligible Directors.............8
 Section 7.2       Vesting of Shares Granted to Eligible Individuals...........9
 Section 7.3       Designation of Beneficiary..................................9
 Section 7.4       Manner of Distribution.....................................10
 Section 7.5       Taxes......................................................10


                                      (ii)

                                                                           Page
                                                                           ----


                                  ARTICLE VIII
                                  ------------

                            AMENDMENT AND TERMINATION
                            -------------------------

 Section 8.1       Termination................................................11
 Section 8.2       Amendment..................................................11
 Section 8.3       Adjustments in the Event of a Business Reorganization......11


                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

 Section 9.1       Status as an Employee Benefit Plan.........................12
 Section 9.2       No Right to Continued Employment...........................12
 Section 9.3       Construction of Language...................................12
 Section 9.4       Governing Law..............................................12
 Section 9.5       Headings...................................................13
 Section 9.6       Non-Alienation of Benefits.................................13
 Section 9.7       Taxes......................................................13
 Section 9.8       Approval of Shareholders...................................13
 Section 9.9       Notices....................................................13


                                      (iii)

                 WAKE FOREST FEDERAL SAVINGS & LOAN ASSOCIATION
                 ----------------------------------------------

                       1997 RECOGNITION AND RETENTION PLAN
                       -----------------------------------



                                    ARTICLE I
                                    ---------

                                     PURPOSE
                                     -------


      SECTION 1.1 GENERAL PURPOSE OF THE PLAN.

      The purpose of the Plan is to promote the growth and profitability of the Association and to provide eligible directors, certain key officers and employees of the Association and its affiliates with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence and to provide such directors, officers and employees with an equity interest in the Association.



                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------


      The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

      SECTION  2.1  ASSOCIATION   means  Wake  Forest  Federal  Savings  &  Loan
Association, a federally chartered stock savings bank, and any successor thereto.

      SECTION 2.2 AWARD means a grant of Shares to an Eligible Director or Eligible Individual.

      SECTION 2.3 AWARD DATE means, with respect to a particular Award, the date specified by the Committee in the notice of the Award issued to the Eligible Director or Eligible Individual by the Committee.

      SECTION 2.4 BENEFICIARY means the Person designated by an Eligible Director or Eligible Individual pursuant to section 7.3 to receive distribution of any Shares available for distribution to such Eligible Director or Eligible Individual, in the event such Eligible Director or Eligible Individual dies prior to receiving distribution of such Shares.

      SECTION 2.5 BOARD means the Board of Directors of the Association.

      SECTION 2.6 CHANGE IN CONTROL OF THE ASSOCIATION means any of the following events:

                  (a) approval by the stockholders of the Association of a transaction that would result in the reorganization, merger or consolidation of the Association with one or more other persons, other than a transaction following which:

                           (i) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Association; and

                           (ii) at least 51% of the securities  entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Association;

                  (b) the acquisition of all or substantially all of the assets of the Association or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Association entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Association of any transaction which would result in such an acquisition;

                  (c) a complete liquidation or dissolution of the Association, or approval by the stockholders of the Association of a plan for such liquidation or dissolution;

                  (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Association do not belong to any of the following groups:

                           (i) individuals who were members of the Board of Directors of the Association on the effective date of this Plan; or

                           (ii) individuals who first became members of the Board of Directors of the Association after the effective date of this Plan either:

                                    (A) upon  election  to serve as a member  of
                           the Board of Directors of the Association by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (B) upon election by the stockholders of the
                           Association to serve as a member of the Board of Directors of the Association, but only if nominated for election by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents
                  (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Association; or

                  (e) any event which would be described in section 2.6(a), (b),
         (c) or (d) if the term "Wake Forest Bancorp, M.H.C." were substituted for the term "the Association" therein.

In no event, however, shall a Change in Control of the Association be deemed to have occurred as a result of any acquisition of securities or assets of the Association by a parent or subsidiary of the Association or by any employee benefit plan maintained by any of them. For purposes of this section 2.6, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

      SECTION 2.7 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

      SECTION 2.8 COMMITTEE means the Committee described in section 4.1.

      SECTION 2.9 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Association which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

      SECTION  2.10  DISINTERESTED  BOARD MEMBER means a member of the Board who
(a) is not a current employee of the Association or a subsidiary, (b) does not receive remuneration from the Association or a subsidiary, either directly or indirectly, in any capacity other than as a director and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or
(b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act.

      SECTION 2.11 EFFECTIVE DATE means the date on which the stockholders of the Association approve the Plan as contemplated by section 9.8.

      SECTION 2.12 ELIGIBLE DIRECTOR means a member of the Board of Directors of the Association is not also an employee of the Association (or any parent, subsidiary or affiliate thereof).

      SECTION 2.13 ELIGIBLE INDIVIDUAL means any employee whom the Committee may determine to be a key officer or employee of the Association (or of any subsidiary thereof) and select to receive an Award pursuant to the Plan.

      SECTION 2.14 EXCHANGE ACT means the Securities and Exchange Act of 1934, as amended (including the corresponding provisions of any succeeding law).

      SECTION 2.15 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

      SECTION 2.16 PLAN means the Wake Forest Federal Savings & Loan Association 1996 Recognition and Retention Plan, as amended from time to time.

      SECTION 2.17 SERVICE means service for the Association (or any subsidiary of the Association) as an employee in any capacity, service as a director or emeritus director or advisory director of the Association, or, with respect to any individual who is contractually bound by restrictive covenants against competition or solicitation which operate to benefit the Association (or any subsidiary of the Association), performance under such covenants.

      SECTION 2.18 SHARE means a share of common stock of Wake Forest Federal Savings & Loan Association, par value $.01 per share.

      SECTION 2.19 TRUST means the legal relationship created by the Trust Agreement pursuant to which the Trustee holds the Trust Fund in trust. The Trust may be referred to as the "Recognition and Retention Plan Trust of Wake Forest Federal Savings & Loan Association."

      SECTION 2.20 TRUST AGREEMENT means the agreement between Wake Forest Federal Savings & Loan Association and the Trustee therein named or its successor pursuant to which the Trust Fund shall be held in trust.

      SECTION 2.21 TRUST FUND means the corpus (consisting of contributions paid over to the Trustee, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

      SECTION 2.22 TRUSTEE means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee or Trustees appointed by Wake Forest Federal Savings & Loan Association.



                                   ARTICLE III
                                   -----------

                           SHARES AVAILABLE UNDER PLAN
                           ---------------------------


      SECTION 3.1 SHARES AVAILABLE UNDER PLAN.

      The maximum number of Shares available for Awards under the Plan shall be 22,248. An aggregate maximum of 1,112 Shares may be granted in Awards to any Eligible Director individually and a maximum of 6,674 Shares may be granted in Awards to Eligible Directors in the aggregate. A maximum of 5,562 Shares may be granted in Awards to any Eligible Individual.



                                   ARTICLE IV
                                   ----------

                                 ADMINISTRATION
                                 --------------


      SECTION 4.1 COMMITTEE.

      The Plan shall be administered by the members of the Compensation Committee of Wake Forest Federal Savings & Loan Association who are
Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.


      SECTION 4.2 COMMITTEE ACTION.

      The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Association and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.


      SECTION 4.3 COMMITTEE RESPONSIBILITIES.

      Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.



                                    ARTICLE V
                                    ---------

                                 THE TRUST FUND
                                 --------------


      SECTION 5.1 CONTRIBUTIONS.

      Wake Forest Federal Savings & Loan Association shall contribute, or cause to be contributed, to the Trust, from time to time, such amounts of money or property as shall be deter mined by the Board, in its discretion. No contributions by Eligible Directors or Eligible Employees shall be permitted.


      SECTION 5.2 THE TRUST FUND.

      The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall include provisions conferring powers on the Trustee as to investment, control and disbursement of the Trust Fund, and such other provi sions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Trustee at any time in office.

      SECTION 5.3 INVESTMENTS.

      The Trustee shall invest the Trust Fund in Shares and in such other investments as may be permitted under the Trust Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Association, in such proportions as shall be determined by the Committee; provided, however, that in no event shall the Trust Fund be used to purchase more than 22,248 Shares. Notwithstanding the immediately preceding sen tence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Trustee may retain the Trust Fund uninvested or may sell assets of the Trust Fund to provide amounts required for purposes of the Plan.



                                   ARTICLE VI
                                   ----------

                                     AWARDS
                                     ------


      SECTION 6.1 AWARDS TO ELIGIBLE DIRECTORS.

      On the Effective Date, each Person who is then an Eligible Director shall be granted an Award of the number of Shares specified for him or her in Column II of Table I attached hereto.


      SECTION 6.2 TO ELIGIBLE INDIVIDUALS.

      Subject to such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted an Award shall be determined by the Committee in its discretion.


      SECTION 6.3 AWARDS IN GENERAL.

      Any Award shall be evidenced by a written notice issued by the Committee to the Eligible Director or Eligible Employee, which notice shall:

                  (a)  specify the number of Shares covered by the Award;

                  (b)  specify the Award Date;

                  (c) specify the dates on which such Shares shall become available for distribution to the Eligible Director or Eligible Individual; and

                  (d) contain such other terms and conditions not inconsistent with the Plan as the Board may, in its discretion, prescribe.


      SECTION 6.4 SHARE ALLOCATIONS.

      Upon the grant of an Award to an Eligible Director or Eligible Individual, the Committee shall notify the Trustee of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Trustee shall reflect that such number of Shares are being held for the benefit of the Award recipient.


      SECTION 6.5 DIVIDEND RIGHTS.

      Any dividends or distributions declared and paid with respect to Shares shall be held in the Trust Fund. If, as of the record date for such dividend or distribution, the Shares with respect to which it is paid are allocated to an Eligible Director or Eligible Employee in connection with an Award, the dividends or distributions shall be similarly allocated to such Eligible Director or Eligible Individual in connection with such Award and shall be held for distribution or forfeiture in accordance with the terms and conditions of the Award.


      SECTION 6.6 VOTING RIGHTS.

      All Shares held in the Trust Fund shall be voted by the Trustee on a pro rata basis in proportion to the manner in which Shares held by all other holders of Shares are voted.


      SECTION 6.7 TENDER OFFERS.

      With respect to Shares held in the Trust Fund, the Trustee shall respond to any tender offer, exchange offer or other offer made to holders of Shares on a pro rata basis in proportion to the manner in which all other holders of Shares respond to such offer.



                                   ARTICLE VII
                                   -----------

                       VESTING AND DISTRIBUTION OF SHARES
                       ----------------------------------


      SECTION 7.1 VESTING OF SHARES GRANTED TO ELIGIBLE DIRECTORS.

      The Shares subject to each Award granted to Eligible Directors under the Plan shall become vested as follows: (i) twenty percent (20%) of such Shares shall become vested upon the

February 1 following the first anniversary of the Effective Date; (ii) 20% of such Shares shall become vested upon the February 1 following the second anniversary of the Effective Date; (iii) 20% of such Shares shall become vested upon the February 1 following the third anniversary of the Effective Date; (iv) 20% of such Shares shall become vested upon the February 1 following the fourth anniversary of the Effective Date; and (v) 20% of such Shares shall become vested upon the February 1 following the fifth anniversary of the Effective Date; provided, however, that the Eligible Director has remained in Service during the period beginning on the Effective Date and ending on the applicable anniversary of the Effective Date; and provided, further, an Award shall become 100% vested upon the Award holder's death or Disability while in Service.


                  SECTION 7.2 VESTING OF SHARES GRANTED TO ELIGIBLE INDIVIDUALS.

                  Each Award to an Eligible Individual made under the Plan shall become vested at the times and upon the conditions specified by the Committee in the Award notice; provided, however, that:

                  (a) no Award shall become vested as to any of the Shares covered thereby prior to the first anniversary of the Effective Date;

                  (b) no more than 20% of the Shares covered by the Award may become vested on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date;

                  (c) no more than 40% of the Shares covered by the Award may become vested on or after the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date;

                  (d) no more than 60% of the Shares covered by the Award may become vested on or after the third anniversary of the Effective Date and prior to the fourth anniversary of the Effective Date;

                  (e) no more than 80% of the Shares covered by the Award may become vested on or after the fourth anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date;

                  (f) no Award may vested as to all of the Shares covered thereby until the fifth anniversary of the Effective Date;

provided, however, that an Award shall become vested, and all Shares not previously vested shall be distributed, on the date of the Award recipient's death or Disability while in Service.

      SECTION 7.3 DESIGNATION OF BENEFICIARY.

      An Eligible Director or Eligible Individual who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Com mittee. In the event that the Beneficiary designated by an Eligible Director or Eligible Individual dies prior to the Eligible Director or Eligible Individual, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Director's or Eligible Individual's death shall be paid to the executor or administrator of the Eligible Director's or Eligible Individual's estate or other fiduciary appointed or authorized by a court of competent jurisdiction to collect this asset. If no court proceeding to initiate the administration or settlement of the estate has been brought within one year after the death of the Eligible Individual or Eligible Director and if no such executor or administrator or other person is appointed within such time as the Committee, in its sole discretion, shall deem reasonable (but in no event earlier than one year after such death), to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.


      SECTION 7.4 MANNER OF DISTRIBUTION.

      (a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to sections 7.1 and 7.2, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Trustee to the Award holder and shall cause the Trustee to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

      (b) The Association's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be pro vided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Association shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.


      SECTION 7.5 TAXES.

      The Association, the Committee or the Trustee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                                  ARTICLE VIII
                                  ------------

                            AMENDMENT AND TERMINATION
                            -------------------------


      SECTION 8.1 TERMINATION.

      The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Trustee shall make distributions from the Trust Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust Fund, if any, to the Association.


      SECTION 8.2 AMENDMENT.

      The Board may amend or revise the Plan in whole or in part at any time; provided, however, that no such amendment shall authorize the issuance of additional Shares under the Plan without the approval of the shareholders of the Association to the extent required by law; and provided, further, that no such amendment shall adversely affect the rights of any person in or with respect to any Award granted hereunder prior to the date on which such amendment is adopted or made effective, whichever is later.


      SECTION 8.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

      (a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Wake Forest Federal Savings & Loan Association is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held in the Trust Fund, including Shares covered by Awards, shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

      (b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which Wake Forest Federal Savings & Loan Association is not the surviving entity, the Trustee shall hold in the Trust Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Director or Eligible Individual shall be adjusted by allocating to the Eligible Director or Eligible Individual granted such Award the amount of money, stock, securities or other property received by the Trustee for the Shares allocated to such Eligible Director or Eligible Individual. The vesting and distribution of such money, stock, securities or other property thus allocated to an Eligible Director or Eligible Individual shall continue to be governed by Section 7.1 or 7.2, as applicable.



                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------


      SECTION 9.1 STATUS AS AN EMPLOYEE BENEFIT PLAN.

      This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory require ments of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


      SECTION 9.2 NO RIGHT TO CONTINUED EMPLOYMENT.

      Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of employment by the Association or upon any Eligible Director any right to a continuation of his position as a director of the Association. The Association reserves the right to dismiss any Eligible Individual or remove any Eligible Director or otherwise deal with any Eligible Individual or Eligible Director to the same extent that it could if the Plan had not been adopted.


      SECTION 9.3 CONSTRUCTION OF LANGUAGE.

      Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.


      SECTION 9.4 GOVERNING LAW.

      The Plan shall be construed, administered and enforced according to the federal laws of the United States of America and, in the absence of controlling federal law, according to the internal laws of the State of North Carolina applicable to contracts entered into between citizens and residents of the State of North Carolina to be performed wholly within the borders of such State.


      SECTION 9.5 HEADINGS.

      The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.


      SECTION 9.6 NON-ALIENATION OF BENEFITS.

      The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.


      SECTION 9.7 TAXES.

      The Association shall have the right to deduct from all amounts paid and property distributed with respect to an Award under the Plan any taxes required by law to be withheld with respect to such Award, or require the person to whom such cash or property is paid or distributed to pay the Association the amount of any tax which the Association is required to withhold with respect to such payment or distribution, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.


      SECTION 9.8 APPROVAL OF SHAREHOLDERS.

      The Plan and all Awards granted hereunder shall be conditioned on the approval of the Plan by the majority of the votes eligible to be cast by holders of Shares of the Association (other than Wake Forest Bancorp, M.H.C.) at an annual or special meeting of the holders of Shares held no earlier than October 3, 1996. No Award under the Plan shall be granted prior to such approval.


      SECTION 9.9 NOTICES.

      Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a) If to the Committee:

                      Wake Forest Federal Savings & Loan Association 302 South Brooks Street, P.O. Box 707
                      Wake Forest, North Carolina  27588-0707

                      Attention:  Recognition and Retention Plan Committee

                  (b) If to an Award recipient, to the Award recipient's address as shown in the Association's personnel records.

                                     TABLE 1
================================================================================
          I                                                II
--------------------------------------------------------------------------------
     Howard Brown                                               954
     Leelan Woodlief                                            954
     John Lyon                                                  954
     Paul Brixhoff                                              953
     Harold Washington                                          953
     Watson Wilkinson                                           953
     Fred Sandusky                                              953
================================================================================
                                      -15-